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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 31, 2001




                           FOREVER ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


      TEXAS                         0-14067                      36-3427454
 (State or other               (Commission File               (I.R.S. Employer
 jurisdiction of                    Number)                    Identification
  organization)                                                    Number)



           10 SOUTH BRENTWOOD
            CLAYTON, MISSOURI                            63105
(Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (314) 726-3371


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On August 31, 2001, the Board of Directors of Forever Enterprises, Inc. (the "Registrant"), upon recommendation of its Audit Committee, engaged Brown Smith Wallace LLC ("Brown Smith Wallace") as the Registrant's independent auditors for the year ending December 31, 2001. The Board of Directors of the Registrant retained Brown Smith Wallace based upon the Board's determination that the Registrant would benefit from Brown Smith Wallace's relative size, local service and experience in both insurance and memorialization businesses.

         The Board of Directors of the Registrant determined to replace Deloitte & Touche LLP ("Deloitte & Touche") as the Registrant's independent auditors for the year ending December 31, 2001. Deloitte & Touche confirmed that its client-auditor relationship with Registrant ceased on August 31, 2001. The Deloitte & Touche audit reports on the consolidated financial statements of the Registrant as of and for the two-years ended December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 2000 and through the period ended August 31, 2001, there was no disagreement between the Registrant and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of such disagreement in connection with its report, except for the following events related to the filing of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "Quarterly Report").

         In the Quarterly Report, the Registrant reported that it had recently gone through a change in general ledger accounting systems. In order to file its financial statements at the earliest possible time, the Registrant's March 31, 2001 financial statements were prepared prior to complete reconciliation of its general ledger accounts. At the time of filing, the Registrant's management believed that the financial statements included all adjustments necessary for a fair presentation. Additionally, as reported in the Quarterly Report, Deloitte & Touche was unable to complete its SAS 71 review prior to issuance of the Registrant's financial statements and the Registrant's filing of the Quarterly Report. Deloitte & Touche advised management that resolution of the open matters could result in material adjustments to the interim financial statements included in the Quarterly Report. Deloitte & Touche also recommended that the filing of the Quarterly Report be delayed until these matters were resolved. On June 13, 2001, the Registrant filed a Current Report on Form 8-K disclosing that the Registrant anticipated filing an amendment to the Quarterly Report. On July 24, 2001, the Registrant filed a Form 10-Q/A, which included adjustments to its financial statements as of and for the three months ended March 31, 2001, based upon completion of the review by Deloitte & Touche.

         Following the audit of the Registrant's financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, on which, as previously discussed, Deloitte & Touche issued an unqualified audit opinion, the Registrant received a management letter from Deloitte & Touche. The management letter identified certain reportable conditions and material weaknesses in the design and operations of the Registrant's internal controls and accounting procedures, which Deloitte & Touche indicated adversely affected the Registrant's ability to record, process, summarize and report financial data. During 2000, the Registrant's accounting needs were complicated by acquisitions, growth, accounting changes and significant reinsurance transactions. Specifically, the Registrant acquired cemetery operations from an affiliated party, it responded to SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, which significantly changed the Registrant's revenue recognition policy for its cemetery operations, it completed the sale of certain of its insurance operations and significant reinsurance transactions and it experienced a turnover in certain accounting and insurance personnel. In response, the Registrant has hired additional accounting personnel and has provided insurance


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accounting training for the individuals responsible for insurance accounting and reporting. Additionally, the Registrant has strengthened its accounting procedures and put in place new systems designed to enhance the accuracy and timeliness of internal and external financial reporting. The Registrant believes that it has implemented steps to address the deficiencies noted in Deloitte & Touche's management letter.

         The Registrant has authorized Deloitte & Touche to respond fully to the inquiries of Brown Smith Wallace concerning its audit. During the two years ended December 31, 2000, and through August 31, 2001, Brown Smith Wallace has not been engaged by the Registrant for any auditing work or consulting on any matter.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired
              -----------------------------------------

              Not applicable.

         (b)  Pro Form Financial Information
              ------------------------------

              Not applicable.

         (c)  Exhibits
              --------

              Letter from Deloitte & Touche LLP to the Securities and Exchange Commission regarding Item 4 disclosure contained herein, to be filed by amendment.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 7, 2001

                           FOREVER ENTERPRISES, INC.



                           By:  /s/ Michael R Butler
                              ----------------------------------------------
                                Michael R. Butler, Chief Financial Officer


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